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Exhibit 99.3

LOAN AGREEMENT
ALLOY CORPORATE 2000, L.P.

	7.8	Misrepresentations	10
	7.9	Guaranty	10
	7.10	Failure to Receive a Capital Call	10
8	BANK'S RIGHTS AND REMEDIES		10
	8.1	Rights and Remedies	10
	8.2	Remedies Cumulative	10
	8.3	Demand Waiver	11
9	NOTICES		11
10	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER		11
11	GENERAL PROVISIONS		11
	11.1	Successors and Assigns	11
	11.2	Indemnification	11
	11.3	Time of Essence	11
	11.4	Severability of Provision	11
	11.5	Amendments in Writing, Integration	12
	11.6	Counterparts	12
	11.7	Survival	12
	11.8	Confidentiality	12
	11.9	Attorneys' Fees, Costs and Expenses	12
12	DEFINITIONS		12
	12.1	Definitions	12

        This LOAN AGREEMENT dated November 20, 2001, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 3000 Sand Hill Rd., Ste. 240, Bldg. 1, Menlo Park, California 94025 and ALLOY CORPORATE 2000, L.P. ("Borrower"), whose address is 480 Cowper Street, 2nd Floor, Palo Alto, California 94301 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1      ACCOUNTING AND OTHER TERMS

        Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2      LOAN AND TERMS OF PAYMENT

        2.1    Promise to Pay.

          Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

          2.1.1    Revolving Advances.

            (a)  Bank will make Advances not exceeding the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

            (b)  To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

            (c)  Each request by Borrower for an Advance shall constitute a representation and warranty by Borrower to Bank that, as to said Advance, Borrower has the right, under or by reason of the Partnership Agreement, to request Subscription Amounts from the partners of Borrower, in an aggregate amount equal to or greater than 200% of the amount of the particular requested Advance.

            (d)  The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

        2.2    Overadvances.

          If Borrower's Obligations under Section 2.1.1 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

        2.3    Interest Rate, Payments.

          (a)  Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

          (b)  Payments. Interest due on the Committed Revolving Line is payable on the 19th of each month. Each advance made during shall be paid in full within 330 days from the date of such Advance; provided, however, not later than the Revolving Maturity Date if an Advance takes place less than 330 days prior to the Revolving Maturity Date. Bank may debit any of Borrower's deposit accounts including Account Number                        for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

        2.4    Fees.

          Borrower will pay:

          (a)  Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred after the date of this Agreement, are payable when due.

3      CONDITIONS OF LOANS

        3.1    Conditions Precedent to Initial Credit Extension.

          Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

        3.2    Conditions Precedent to all Credit Extensions.

          Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

          (a)  timely receipt of any Payment/Advance Form; and

          (b)  the representations and warranties in Section 4 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 4 remain true.

4      REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants as follows:

        4.1    Due Organization and Authorization.

          Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

          The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

        4.2    Litigation.

          Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

        4.3    No Material Adverse Change in Financial Statements.

          All consolidated financial statements for Borrower delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

        4.4    Solvency.

          Borrower is able to pay its debts (including trade debts) as they mature.

        4.5    Regulatory Compliance.

          Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's properties or assets has been used by Borrower or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

        4.6    Full Disclosure.

          No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

5    AFFIRMATIVE COVENANTS

          Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

        5.1    Government Compliance.

          Borrower will maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

        5.2    Financial Statements, Reports, Certificates.

          (a)  Borrower will deliver to Bank; (i) as soon as available, but no later than 45 days after the last day of each quarter, (except the 4th quarter) a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower that could result in damages or costs to Borrower of $100,000 or more; or (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

          (b)  Within 45 days after the last day of each quarter, Borrower will deliver to Bank with the quarterly financial statements or the annual financial statement as appropriate, a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.

        5.3    Taxes.

          Borrower will make timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

        5.4    Insurance.

          Borrower will keep its business insured for risks and in amounts, as Bank may reasonably request.

        5.5    Primary Accounts.

          Borrower will maintain its operating account with Bank.

        5.6    True and correct copy of the Partnership Agreement.

          The Partnership Agreement given to Bank is a true and correct copy of the Borrower's partnership agreement.

        5.7    Financial Covenants.

          Borrower will maintain on the last day of each quarter, except the 4th quarter:

          Subscription Amount plus the value of Borrower's portfolio investments equal to 3 times the outstanding Advances under the Committed Revolving Line.

        5.8    Partnership Agreement, Capital Contribution.

          Borrower shall enforce all of its rights under the Partnership Agreement in accordance with its past business practice and in the exercise of its business judgement and will not amend the Partnership Agreement in any way affecting Capital Contributions or its Obligations under this Agreement without prior written consent of Bank.

6    NEGATIVE COVENANTS

          Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend and there are any outstanding Obligations:

        6.1    Dispositions.

          Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer") all or any part of its business or property outside the ordinary course of business of Borrower.

        6.2    Changes in Business, Ownership, Management or Locations of Collateral.

          Engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership or management of greater than 25%.

        6.3    Mergers or Acquisitions.

          Merge or consolidate with any other Person, or acquire all or substantially all of the capital stock or property of another person.

        6.4    Indebtedness.

          Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness (or as a means of investing in a portfolio company) in an amount not to exceed 10% of the aggregate Capital Commitments of the partners of Borrower.

        6.5    Encumbrance.

          Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, except for Permitted Liens.

        6.6    Distributions; Investments.

          Except as authorized by the Partnership Agreement, directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock except pursuant to and in accordance with the Partnership Agreement.

        6.7    Transactions with Affiliates.

          Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

        6.8    Subordinated Debt.

          Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

        6.9    Compliance.

          Become an "Investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

        6.10    Partnership.

          Borrower shall not amend, modify or waive any provision in the Partnership Agreement; Borrower shall not pledge, grant or otherwise permit a security interest or Lien to affect any property of Borrower, including, but not limited to, Capital Commitments; Except as authorized by the Partnership Agreement, Borrower shall not permit or make any withdrawals by or distributions to any Partner, including General Partners or Limited Partners, of the partnership; and Borrower shall not voluntarily permit the dissolution or liquidation of the partnership.

7      EVENTS OF DEFAULT

        Any one of the following is an Event of Default:

        7.1    Payment Default.

          If Borrower fails to pay any of the Obligations within 3 days after their due date, however, during such period no Credit Extensions will be made;

        7.2    Covenant Default.

          (a)  If Borrower fails to perform any obligation under Sections 5.2 or 5.7 or violates any of the covenants contained in Article 6 of this Agreement, or

          (b)  If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

        7.3    Material Adverse Change.

          If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations (the foregoing being defined as a "Material Adverse Change").

        7.4    Attachment.

          If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

        7.5    Insolvency.

          If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

        7.6    Other Agreements.

          If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

        7.7    Judgments.

          If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

        7.8    Misrepresentations.

          If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

        7.9    Guaranty.

          Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 7.3, 7.4, 7.5 or 7.7 occurs to any Guarantor.

        7.10    Failure to Receive a Capital Call.

        If Borrower fails to receive 95% of its Capital Contributions within 30 days from the time of such request from any General Partner or Limited Partner, provided, however, Capital Contributions may be purchased from defaulting Limited Partners by another General Partner or Limited Partner and no Event of Default shall be deemed to have occurred.

8      BANK'S RIGHTS AND REMEDIES

        8.1    Rights and Remedies.

        When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

          (a)  Declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.5 occurs all Obligations are immediately due and payable without any action by Bank); and

          (b)  Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

        8.2    Remedies Cumulative.

        Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

        8.3    Demand Waiver.

        Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9      NOTICES

        All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

10    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

        California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11    GENERAL PROVISIONS

        11.1    Successors and Assigns.

        This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

        11.2    Indemnification.

        Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

        11.3    Time of Essence.

        Time is of the essence for the performance of all obligations in this Agreement.

        11.4    Severability of Provision.

        Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

        11.5    Amendments in Writing, Integration.

        All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

        11.6    Counterparts.

        This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

        11.7    Survival.

        All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 11.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

        11.8    Confidentiality.

        In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

        11.9    Attorneys' Fees, Costs and Expenses.

        In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

12    DEFINITIONS

        12.1    Definitions.

        In this Agreement:

          "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

          "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

          "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

          "Borrowing Base" is 100% of value of anticipated Capital Contributions not to exceed 50% of unfunded Subscription Amount.

          "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

          "Capital Committment(s)" means for any Limited Partner and General Partner the total amount of cash and/or property committed by such Partner and required to be contributed by such Partner to the capital of the partnership, as described in the Partnership Agreement, and all proceeds, and all rights to payment from Borrower's Partners, including General Partners and Limited Partners and any other payments not specifically identified in the Partnership Agreement as contribution to the capital of the partnership.

          "Capital Contribution(s)" means for any Limited Partners and General Partners, the sum of the cash and other property required to be contributed to the capital of the partnership in connection with a capital call, when requested.

          "Closing Date" is the date of this Agreement.

          "Committed Revolving Line" is an Advance of up to $3,290,000.

          "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

          "Credit Extension" is each Advance or any other extension of credit by Bank for Borrower's benefit.

          "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

          "GAAP" is generally accepted accounting principles.

          "General Partner(s)" means those individuals or entities denominated general partners of Borrower under or by reason of the Partnership Agreement.

          "Guarantor" is any present or future guarantor of the Obligations, including Craig C. Taylor, John C. Shoch, Douglas E. Kelly, MD and Tony Di Bona.

          "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

          "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

          "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

          "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

          "Limited Partner(s)" means those individuals or entities denominated limited partners of the Borrower under or by reason of the Partnership Agreement.

          "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

          "Material Adverse Change" is defined in Section 7.3.

          "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

          "Partner" means any General Partner or Limited Partner.

          "Partnership Agreement" means the partnership agreement and other organizing and governing documents of each Borrower.

          "Permitted Indebtedness" is:

            (a)  Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

            (b)  Indebtedness existing on the Closing Date and shown on the Schedule;

            (c)  Subordinated Debt;

            (d)  Indebtedness to trade creditors incurred in the ordinary course of business; and

            (e)  Indebtedness secured by Permitted Liens.

          "Permitted Investments" are:

            (a)  Investments shown on the Schedule and existing on the Closing Date; and

            (b)  (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

          "Permitted Liens" are:

            (a)  Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

            (b)  Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

            (c)  Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

            (d)  Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

            (e)  Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

          "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

          "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

          "Responsible Officer" is each of the General Partners of Borrower.

          "Revolving Maturity Date" is November 20, 2002.

          "Schedule" is any attached schedule of exceptions.

          "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

          "Subscription Amount" means that portion of the Capital Commitment of each General Partner or Limited Partner, individually, and all General Partners and Limited Partners collectively, not yet advanced to Borrower.

          "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.

          "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

BORROWER:
Alloy Investors 2000, L.P.
By:	Alloy Ventures 2000, LLC, its General Partner
	By:	/s/ TONY DI BONA
	Name:	Tony Di Bona
	Title:	Managing Member
BANK
SILICON VALLEY BANK
By:	/s/ JULIE SCHNEIDER
Title:	Vice President

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